Exhibit 107
EX-FILING FEES
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Blackstone Mortgage Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be paid	—	—	—	—	—	—	—	—

Fees previously paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Equity	Class A common stock, par value $0.01 per share	415(a)(6)	9,966,682 (1)		$289,631,778.92 (2)			S-3	333-266403	7/29/2022	$26,848.86 (2)

	Total Offering Amounts					$289,631,778.92 (2)		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims		—	—	—		—

Fee Offset Sources	—	—	—		—						—

Rule 457(p)

Fee Offset Claims	—	—	—	—		—	—	—	—	—

Fee Offset Sources	—	—	—		—						—
Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

—	—	—	—	—	—	—

(1)
This prospectus supplement relates to 9,966,682 unsold shares of class A common stock of Blackstone Mortgage Trust, Inc. issuable under the Blackstone Mortgage Trust, Inc. Dividend Reinvestment and Direct Stock Purchase Plan and any additional shares of class A common stock of Blackstone Mortgage Trust, Inc. which become issuable with respect thereto by reason of any stock dividend, stock split, recapitalization or other similar transaction, that were previously covered by the registrant’s then-active registration statement on Form
S-3,
filed with the Securities and Exchange Commission on July 29, 2022 (File
No. 333-266403)
(the “Prior Registration Statement”), pursuant to a prospectus supplement thereunder filed on July 29, 2022 (the “Prior Prospectus Supplement”). The prospectus supplement filed hereby supersedes and replaces the Prior Prospectus Supplement with respect to the registration of the unsold shares of class A common stock issuable under the Dividend Reinvestment and Direct Stock Purchase Plan.

(2)
Information provided represents the proposed maximum offering price per share, the proposed maximum aggregate offering price, and the amount of filing fee previously paid at the time of the filing of the Prior Prospectus Supplement. In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, all of the securities registered pursuant to the prospectus supplement filed herewith were previously registered on the Prior Registration Statement. In connection with the prior registration of such unsold securities, Blackstone Mortgage Trust, Inc. paid filing fees of $26,848.86 with respect to class A common stock with an aggregate offering price of $289,631,778.92, which will continue to be applied to such unsold securities. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the current registration statement on Form
S-3
filed with the Securities and Exchange Commission on July 30, 2025 (File No. 333-289091).